UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 29, 2015

NEOGENOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida	33913
(Address of principal executive offices)	(Zip Code)

(239) 768-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 29, 2015, NeoGenomics, Inc. (the “ Company ”) issued a press release reporting its results for its third fiscal quarter. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

As previously announced, in connection with the Company’s proposed acquisition of the business of Clarient, Inc., the Company will solicit the required approval of its stockholders by means of a proxy statement.  As certain paragraphs of the press release described in Item 2.02 and included herewith as Exhibit 99.1 may be deemed soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act, the Company incorporates herein by reference the paragraph immediately preceding, and the paragraph immediately following, the heading “Full-Year 2015 Financial Outlook” of such press release.

Additional Information Regarding Proxy Solicitation

The Company will solicit the required approval of its stockholders with respect to its proposed acquisition of the Clarient business by means of a proxy statement, which will be mailed to stockholders upon completion of the required SEC filing and review process.  The proxy statement will contain information about the Company, Clarient, the proposed transaction and related matters. The Company’s stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should consider before making a decision about the transaction.  In addition to receiving the proxy statement from the Company in the mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, at the SEC’s web site, www.sec.gov, or from the Company at its website, www.neogenomics.com, or by mailing NeoGenomics, Inc., 12701 Commonwealth Drive, Suite 9, Fort Myers, Florida 33913 Attention: Fred Weidig, Corporate Secretary.

Participants in Solicitation

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed acquisition of the Clarient business.  Information regarding any interests that the Company’s executive officers and directors may have in the transaction will be set forth in the proxy statement.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

99.1	Press Release of NeoGenomics, Inc. dated October 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ George Cardoza
George Cardoza
Chief Financial Officer

Date: October 29, 2015

Exhibit Index

Exhibit No.	Description

99.1	Press Release of NeoGenomics, Inc. dated October 29, 2015